Exhibit 11

HEALTH OUTCOMES MANAGEMENT, INC. & SUBSIDIARIES
Calculation of Earnings Per Share
(Unaudited)

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                                                    Three Months Ended
                                                          May 31,
                                                    2000          1999
                                                 __________    __________
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Earnings used in calculations:

Income (loss) from continuing operations         $  37,944     $  14,836
Income (loss) from discontinued operations            (351)            0
                                                 __________    __________
Net income (loss) used in per share calculation     37,593        14,836

Shares used in calculations:

BASIC
  Average number of shares outstanding           9,198,761     8,872,853

DILUTED
  Additional shares issuable assuming exercise
   of outstanding stock options                    242,263        34,764
  Additional shares issuable assuming exercise
   of outstanding warrants                               0             0
  Additional shares issuable assuming exercise
   of convertible debt                             638,028         5,479
                                                __________    __________
Weighted average number of common and common
 equivalent shares outstanding                  10,079,052     8,913,096
                                                __________    __________
                                                __________    __________

Basic per share data:
Income (loss) from continuing operations        $     .00     $     .00
Income (loss) from discontinued operations           (.00)          .00
                                                __________    __________
Net income (loss)                               $     .00     $     .00

Diluted per share data:
Income (loss) from continuing operations        $     .00     $     .00
Income (loss) from discontinued operations           (.00)          .00
                                                __________    __________
Net income (loss)                               $     .00     $     .00

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